Exhibit 5.1

Goodwin Procter LLP Counselors at Law The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 T: 212.813.8800 F: 212.355.3333

August 14, 2017

MagneGas Corporation
11885 44th Street North

Clearwater, Florida 33762

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MagneGas Corporation, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to (i) 75 shares (the “Preferred Shares”) of Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Convertible Preferred Stock”) (and 214,286 shares of common stock, $0.001 par value per share (the “Common Stock”), issuable upon conversion of the Preferred Shares), (ii) 2,916,667 shares of Common Stock (the “Common Stock Warrant Shares”) issuable upon exercise of outstanding common stock warrants (the “Common Stock Warrants”), (iii) 416,667 shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon exercise of outstanding placement agent warrants (the “Placement Agent Warrants”) and (iv) 24,925 shares of Series C Convertible Preferred Stock (the “Preferred Stock Warrant Shares”) issuable upon exercise of outstanding preferred stock warrants (the “Preferred Stock Warrants”) (and 71,214,286 shares of Common Stock issuable upon conversion of the Preferred Stock Warrant Shares), as described in the Registration Statement. The aggregate of 71,428,572 shares of Common Stock issuable upon conversion of the Preferred Shares and Preferred Stock Warrant Shares is referred to herein as the “Conversion Shares.”

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that, (i) assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a conversion of Series C Convertible Preferred Stock, the Conversion Shares, when and if issued upon conversion of the Series C Convertible Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; (ii) assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a Common Stock Warrant exercise, the Common Warrant Shares, when and if issued upon exercise of the Common Stock Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; (iii) assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a Placement Agent Warrant exercise, the Placement Agent Warrant Shares, when and if issued upon exercise of the Placement Agent Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; (iv) assuming that there is a sufficient number of authorized and unissued shares of Series C Convertible Preferred Stock at the time of a Preferred Stock Warrant exercise, the Preferred Stock Warrant Shares, when and if issued upon exercise of the Preferred Stock Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and (v) the Preferred Shares have been duly authorized, validly issued, fully paid and nonassessable.

MagneGas Corporation

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP